Exhibit 32

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Diamond Cable Communications Limited (the “Company”) for the quarter ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Barclay Knapp and Scott E. Schubert, as Directors of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barclay Knapp

Name: Barclay Knapp
Title: Director*
Date: August 13, 2003

/s/ Scott E. Schubert

Name: Scott E. Schubert
Title: Director*
Date: August 13, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.

*We have no Chief Executive Officer or Chief Financial Officer. Barclay Knapp and Scott E. Schubert are our Directors and are Chief Executive Officer and Chief Financial Officer, respectively, of NTL Incorporated, our parent.